UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 23, 2009

ENVIRONMENTAL POWER CORPORATION

(Exact name of Company as specified in its charter)

Delaware	001-32393	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

120 White Plains Road, 6th Floor, Tarrytown, New York 10591

(Address of principal executive offices, including zip code)

(914) 631-1435

(Company’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04.	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

Overview

As previously reported, Microgy Holdings, LLC (“Microgy Holdings”), a subsidiary of Environmental Power Corporation (the “Company”), was required to make payments, on or before November 26, 2009, in respect of semi-annual interest payments due December 1, 2009 on its California and Texas tax-exempt bonds (the “CA Bonds” and “TX Bonds”, respectively). The failure of Microgy Holdings to make the payments was deemed to be an event of default under (i) the Loan Agreement, dated as of October 1, 2006 (the “TX Loan Agreement”), between Microgy Holdings and the Gulf Coast Industrial Development Authority (“GCIDA”) and, therefore, the Indenture, dated as of October 1, 2006 (the “TX Indenture”), between the GCIDA and Wells Fargo Bank, National Association, as Trustee (the “TX Trustee”) relating to the TX Bonds, and (ii) the Loan Agreement, dated as of August 1, 2008 (the “CA Loan Agreement”), between Microgy Holdings and the California Statewide Communities Development Authority (the “CSCDA”) and, therefore, the Indenture, date as of August 1, 2008 (the “CA Indenture”), between the CSCDA and Wells Fargo Bank, National Association, as Trustee (the “CA Trustee”). While the Company and Microgy Holdings were in discussions with the Texas and California bondholders regarding a forbearance agreement relating to these events of default, the Texas and California bondholders nevertheless elected to exercise their remedies under the TX Indenture, the TX Loan Agreement, the CA Indenture and the CA Loan Agreement and accelerate the obligations relating to the TX Bonds and the CA Bonds, as described in more detail below.

Notice of Acceleration of the TX Bonds

On December 23, 2009, the TX Trustee gave notice to Microgy Holdings that, as a result of events of default under (i) TX Loan Agreement, (ii) the TX Indenture, (iii) the Guarantee Agreement, dated as of October 1, 2006, as amended and supplemented to date (the “Guarantee Agreement”), among Microgy Holdings, the Subsidiary Guarantors named therein and the TX Trustee and the CA Trustee, (iv) the Restatement of Demand Purchase Agreement, dated as of November 20, 2009 (the “Restatement”), between and among Microgy Holdings, the Company, the TX Trustee (in its capacity as both TX Trustee and CA Trustee, as defined below), the Texas and California bondholders and the Subsidiary Guarantors signatory thereto, and consented to by the GCIDA and the CSCDA and (v) various collateral documents, and acting in accordance with the direction of the holders of a majority in interest of the TX Bonds, the TX Trustee had declared the principal of and accrued interest on all TX Bonds then outstanding, and all corresponding obligations of Microgy Holdings under the TX Loan Agreement, to be immediately due and payable and that it was distributing to the holders of record of the TX Bonds as of December 22, 2009 a total of $22,000,000, representing all monies held by the TX Trustee under the TX Indenture. As the aggregate principal of and accrued interest on the outstanding TX Bonds and the corresponding amounts owed under the TX Loan Agreement as of December 23, 2009 equals $45,196,228, the distribution to the holders of the TX Bonds leaves a deficiency of $22,274,079 which is immediately due and payable by Microgy Holdings. Microgy Holdings currently does not have sufficient funds to pay any portion of this amount.

Notice of Acceleration of the CA Bonds

On December 23, 2009, the CA Trustee gave notice to Microgy Holdings that, as a result of events of default under (i) the CA Loan Agreement, (ii) the CA Indenture, (iii) the Guarantee Agreement, and (iv) the Restatement, and acting in accordance with the direction of the holders of a majority in interest of the CA Bonds, the CA Trustee had declared the principal of and accrued interest on all CA Bonds then outstanding, and all corresponding obligations of Microgy Holdings under the CA Loan Agreement, to be immediately due and payable and that it was distributing to the holders of record of the CA Bonds as of December 22, 2009 a total of $22,980,000, representing all monies held by the CA Trustee under the CA Indenture. As the aggregate principal of and accrued interest on the outstanding CA Bonds and the corresponding amounts owed under the CA Loan Agreement as of December 23, 2009 equals $31,389,458, the distribution to the holders of the CA Bonds leaves a deficiency of $8,000,602 which is immediately due and payable by Microgy Holdings. Microgy Holdings currently does not have sufficient funds to pay any portion of this amount.

Effect on Other Material Obligations of the Company

The acceleration of the obligations represented by the TX Bonds and the CA Bonds described above each constitutes an event of default under the First Supplemental Trust Indenture, dated as of March 1, 2009, between the Company and Wells Fargo Bank, National Association, as Trustee (the “Note Trustee”) relating to the Company’s 14% Convertible Notes due January 1, 2014 (the “Convertible Notes”). Either the Note Trustee or the holders of not less than 25% in aggregate principal amount of the Convertible Notes outstanding may declare the principal of and premium, if any, and all accrued interest on the Convertible Notes immediately due and payable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:	/S/ MICHAEL E. THOMAS
Michael E. Thomas
Senior Vice President, Chief Financial Officer and Treasurer

Dated: December 24, 2009

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